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                          BRIDGING SERVICES AGREEMENT
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     This BRIDGING SERVICES AGREEMENT (the "Agreement") is made as of this 1st day of April, 1998 (the "Effective Date") by and between Ralston Purina Company, a Missouri Corporation (hereinafter "Purina"), and Agribrands
International,  Inc.,  a  Missouri  corporation  (hereinafter  "Agribrands").

     WHEREAS, Purina and Agribrands have entered into an "Agreement and Plan of Reorganization" (hereinafter the "Plan and Reorganization"), dated as of April 1, 1998, through which Purina has effected a consolidation and distribution to Agribrands of Purina's international animal feeds and agricultural products businesses (hereinafter the "Agribrands Businesses"); and

     WHEREAS, pursuant to said Plan of Reorganization, the parties have agreed that Purina desires to provide to Agribrands, and Agribrands desires to receive from Purina, certain services, as more fully described on Schedules l(a) through 1(__), attached hereto and incorporated herein by reference, (collectively, the "Agribrands Services") in connection with the Agribrands Businesses on an interim basis following the consolidation and distribution; and

     WHEREAS, Agribrands desires to provide Purina, and Purina desires to receive from Agribrands, certain services, as more fully described on Schedules 2(a) through 2(__) attached hereto and incorporated herein by reference, (collectively, the "Purina Services"), in connection with Purina's businesses (other than the Agribrands Businesses) on an interim basis following said consolidation and distribution; and

     WHEREAS, Purina and Agribrands desire to enter into this Agreement to confirm the terms and conditions pursuant to which Purina or Agribrands will provide, for a limited time from and after the Effective Date, the Agribrands Services or the Purina Services, as the case may be.

     NOW THEREFORE, in consideration of the mutual convenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.      Services.  Subject to the terms of this Agreement, from and after
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the  Effective  Date,  the  party  providing  particular  Purina or Agribrands
Services, as the case may be, (the "Provider") shall make such Services available to the party receiving such Services (the "Recipient") in accordance with the practices in effect as of the Effective Date or as specifically set
forth  in  the  Schedules.    In consideration for the Services, the Recipient
shall pay to the Provider the fee or other charge set forth opposite each such service on the applicable Schedule and each Service provided will be separately invoiced to Recipient in accordance with the billing provisions set forth in the Schedule with respect to such Service. The Recipient shall give the Provider written notice of its intent to terminate any one or more of the Services at least 30 days prior to the termination of the service unless any Schedules hereto provide for a different notice period. If such a different notice period is provided, then such different notice period shall apply to
the  applicable  Services.    This  Agreement shall continue in full force and
effect  with  respect  to  any  Services  not  terminated by any such notices.

2.    Liability; Indemnification.  The Provider shall have no liability to the
      ---------------------------
Recipient with respect to its furnishing any of the Services hereunder except for its willful misconduct. By agreeing to provide the Services as an accommodation to the Recipient, the Provider is making no representations or warranties as to the quality, suitability or adequacy of the Services for any purpose or use. In providing the Services, the Provider shall not be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of the Recipient's data to the Recipient or any alternate supplier of administrative services. The sole remedy of the Recipient in the event data owned by it is lost or damaged in any way during processing by the Provider is the refund to it of any charges paid for the processing of the damaged data. The Provider agrees to exercise reasonable diligence to correct errors or deficiencies in the Services but the Recipient shall have no other remedy against the Provider regardless of any loss suffered by the Recipient or any other person or entity. The Provider shall not be liable to any third party in any way for any obligation or commitment pursuant to this Agreement or for an act or omission and the Recipient shall be solely liable and responsible for any and all claims, liabilities, obligations, losses, costs, expenses, litigation, proceedings, taxes, levies, imposts, duties, deficiencies, assessments, charges, allegations, demands, damages or judgments of any kind or nature whatsoever (hereinafter the "Liabilities") related to, arising from, asserted against or associated with the Provider furnishing or failing to furnish to the Recipient any of the Services described herein. Upon the termination of any of the Services, the Recipient shall be obligated to return to the Provider, as soon as practicable, any equipment or other property of the Provider relating to the Services which is owned. or leased by it and is or was in the Recipient's possession or control. As of the Effective Date, the Recipient shall indemnify/and hold the Provider and its affiliates and their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees and assigns harmless from and against any and all Liabilities (including, without limitation, reasonable fees and expenses of counsel) of whatever kind and nature related to, arising from, asserted against, or associated with the Provider's furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of the fraudulent acts or willful misconduct of the Provider or its affiliates or their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assigns. Nothing herein, however, shall be deemed to effect the right of the Recipient to seek damages or other rights of redress against the Provider for breach of the provisions of this Agreement under U.S. law as provided under this Agreement.

     3.       Claims.  Recipient's receipt of any Services performed hereunder
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shall  be  an  unqualified  acceptance  of,  and a waiver by it of any and all claims with respect to such Services unless it gives the Provider notice of claim within 30 days after such receipt; no claim by the Recipient against the Provider of any kind, whether as to Services performed or for delayed performance or non-performance and whether or not based on negligence, shall be greater in amount than the fee for the Services in respect of which such claim is made; and in no event will the Provider be liable to the Recipient for any incidental or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder.

     4.     Additional Services.  If a party to this Agreement wants the other
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to  provide any service other than the Services provided for in the Schedules, such party shall notify the other in writing, and within 30 days following the giving of such notice such other party shall decide, in its sole discretion, whether to provide such additional service. If such other party agrees to be a Provider with respect to such additional service, the Recipient shall be invoiced for such services in accordance with billing practices reasonably determined by the Provider. The provision by Provider of any such additional services shall be subject to all other provisions of this Agreement, as if those services had originally been part of the Schedules to this Agreement.

     5.       Confidentiality.  Any and all information which is not generally
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known  to the public which is exchanged between the parties in connection with this Agreement, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the prior written consent
of  the  other  party.    Each party shall take reasonable measures to protect
against  nondisclosure  of  confidential  information  by  its  officers  and
employees.    Confidential  information  shall not include any information (i)
which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations or (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or the New York Stock Exchange. The provisions of this section shall survive the termination of this Agreement.

     6.          Assignment.  Notwithstanding anything to the contrary in this
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Agreement,  this  Agreement shall not be assignable by either party hereto, to any other person, firm or entity without the prior written consent of the other party; provided, however, that the Agreement in its entirety, or any portion of the rights and obligations established hereunder, may be assigned by either party hereto to one of its directly or indirectly wholly-owned subsidiaries (provided such ownership is ___% or more) without the prior written consent of the other party. Except as expressly provided herein, nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

     7.          Waiver,  Amendment  or Modification.  No waiver, amendment or
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modification  of  this  Agreement  shall  be  valid unless in writing and duly executed  by  the  party  to  be  charged  therewith.

     8.          Entire  Agreement.    This Agreement and the Schedules hereto
                 ------------------
constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all previous agreements between the parties, whether, written or oral, with respect to such subject matter.

     9.     Governing Law and Language.  Despite any different result required
            ---------------------------
by any conflicts of law provisions, this Agreement shall be governed by the laws of the State of Missouri, United States of America. This Agreement is originally drafted in the English language. Should it be translated into any other language, the English version shall govern any interpretation thereof.

     10.          Notices.   All notices, requests, demands, waivers and other
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communications  (hereafter  "notices")  required  or  permitted  to  be  given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) at the time of delivery, if delivered by hand, (ii) on the date of transmission, if sent by facsimile, telegram or other standard form of telecommunications or (iii) three business days after mailing, if mailed registered or certified first-class mail, postage prepaid, return receipt requested. Notices shall be delivered or sent, as the case may be, to the following addresses or to such other addresses as the parties may hereafter designate by like notice similarly provided:

If  to  Agribrands:                      Agribrands  International,  Inc.
                                         9811  South  Forty  Drive
                                         St.  Louis,  MO  63124
                                         Attn:  General  Counsel

If  to  Purina:                          Ralston Purina Company
                                         Checkerboard  Square
                                         St.  Louis,  Missouri  63164
                                         Attn:  General  Counsel

     11.       ForceMajeure.  Anything else in this Agreement notwithstanding,
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the  Provider shall be excused from providing Services hereunder while, and to the extent that, its performance is prevented by fire, drought, explosion, flood, invasion, rebellion, earthquake, civil commotion, strike or labor disturbance, governmental or military authority, acts of God, mechanical failure or any other event or casualty beyond the reasonable control of the Provider, whether similar or dissimilar to those enumerated in this paragraph (hereafter a "Casualty"). In the event of a Casualty, the Recipient shall be responsible at its own cost for making its own alternative arrangements with respect to the interrupted Services.

     12.          Independent  Contractor.    The relationship of Provider and
                  -----------------------
Recipient which is created hereunder is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Agribrands and Purina the relationship of affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied.

     13.      Billing and Payment.  Unless otherwise provided in an applicable
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Schedule,  the  Provider  shall  bill the Recipient on a monthly basis for the amounts  due  to  the  Provider for services provided pursuant to the terms of this  Agreement.  All  such bills shall contain reasonable detail and shall be
due  30  days  after  receipt.    The failure of the Recipient to pay any bill
within 30 days of receipt shall result in the Recipient owing the Provider an additional handling charge equal to l% per month of the amount due from the date due to the payment date.

     14.     Term.  It is intended that the Services be provided by each party
             ----
hereto as a temporary accommodation to the other. Each party shall arrange for the relevant Services to be provided by its own employees or by third-party providers as soon as is practicable even if such arrangements result in greater cost to it than it would incur if the Services were provided by the other. In no event, however, shall either be obliged to provide any Services after September 30, 1999. Notwithstanding the foregoing, if any Schedules hereto provide for the provision of Services for a longer period, such longer period shall govern the provision of such Services.

     15.          Waiver.  The failure of either party at any time or times to
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enforce or require performance of any provision hereof shall in no way operate as  a  waiver or affect the right of such party at a later time to enforce the
same.    No  waiver  by  either  party  of  any condition or the breach of any provision  contained  in  this  Agreement.

     16.     Severability.  If any provision of this Agreement shall hereafter
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be held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which it shall be severed from this Agreement with the balance of the Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


RALSTON  PURINA  COMPANY                              AGRIBRANDS_________


By:    ______________________________                By:______________________
Name:_____________________________                    Name:___________________
Title:  _____________________________               Title:____________________

                                SCHEDULE 1(__)
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
                                SCHEDULE 2(__)
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